FIN BRANDING GROUP, LLC

Financial Statements
For the Years Ended
December 31, 2013 and 2012

FIN BRANDING GROUP, LLC

Contents

J. Kenny Crow, Jr., CPA
John R. Shields, CPA
Joseph M. Bailey, CPA
Regina L. McKellar, CPA, CVA
Edward G. McDermott, CPA
A. Bruce Dudley, Jr., CPA
Vivian V. Chateau, CPA

Crow Shields Bailey PC
Reaching beyond the numbers.
Accounting | Consulting

INDEPENDENT AUDITORS' REPORT

To the Members
Fin Branding Group, LLC

We have audited the accompanying financial statements of Fin Branding Group, LLC, (an Illinois LLC and subsidiary of FGM, LLC) which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, members' equity and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

Mobile Office
tel (251) 343.1012 | *fax* (251) 343.1294
3742 Professional Parkway
Mobile, AL 36609

Gulf Shores Office
tel (251) 968.4337 | *fax* (251) 968.8995
121 Cove Avenue | P.O. Box 2405
Gulf Shores, AL 36547

CSBcpa.com
toll free (800) 347.8583

Member of American Institute of Certified Public Accountants and Alabama Society of Certified Public Accountants.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fin Branding Group, LLC, as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Subsequent Event

As discussed in Note 13 to the financial statements, on February 28, 2014, the Company merged with Victory Electronic Cigarette Corporation, Inc.

Crow Shields Bailey, PC

Mobile, Alabama
March 19, 2014

FINANCIAL STATEMENTS

FIN BRANDING GROUP, LLC
BALANCE SHEETS
DECEMBER 31, 2013 AND 2012

Assets

	2013	2012
Current assets		
Cash	$ 28,543	$ 4,981,464
Accounts receivable, net of allowance of $400,000 in 2013 and $2,600 in 2012	2,536,753	2,837,250
Inventory	26,638,883	9,956,133
Prepaid expenses	1,078,825	399,629
Vendor advances	76,706	3,587,217
Total current assets	30,359,710	21,761,693
Property and equipment		
Exhibits and display fixtures	1,264,771	404,714
Packaging and design	1,315,547	31,972
Furniture and fixtures	137,567	22,323
	2,717,885	459,009
Less accumulated depreciation	423,442	43,909
Net property and equipment	2,294,443	415,100
Other assets		
Loan costs, net of accumulated amortization	582,053	883,793
Deferred charges	204,474	188,758
Goodwill	1,361,714	1,361,714
Total other assets	2,148,241	2,434,265
	$ 34,802,394	$ 24,611,058

See notes to financial statements

Liabilities and Members' Equity

	2013	2012
Current liabilities		
Accounts payable	$ 670,880	$ 473,067
Accounts payable - related parties	2,100,533	3,001,235
Accrued expenses	1,882,244	673,770
Notes payable	13,369,899	-
Total current liabilities	18,023,556	4,148,072
Other liabilities		
Notes payable - related parties	19,351,468	15,264,319
Total other liabilities	19,351,468	15,264,319
Members' equity	(2,572,630)	5,198,667
	$ 34,802,394	$ 24,611,058

FIN BRANDING GROUP, LLC
STATEMENTS OF OPERATIONS

	Years Ended December 31	
	2013	2012
Sales	$ 41,927,596	$ 15,021,010
Cost of sales	22,273,519	8,289,647
Gross profit	19,654,077	6,731,363
Operating expenses		
Amortization	300,427	18,801
Depreciation	379,533	39,011
Rent	96,759	15,702
Other operating expenses	25,054,567	6,467,482
Total operating expenses	25,831,286	6,540,996
Income (loss) from operations	(6,177,209)	190,367
Other income (expense)		
Interest income	-	11
Interest expense	(1,594,088)	(497,530)
Total other income (expense)	(1,594,088)	(497,519)
Net loss	$ (7,771,297)	$ (307,152)

See notes to financial statements

FIN BRANDING GROUP, LLC
STATEMENTS OF MEMBERS' EQUITY
YEARS ENDED DECEMBER 31, 2013 AND 2012

Balance at January 1, 2012	$ 5,505,819
Net loss for the year	(307,152)
Balance at December 31, 2012	5,198,667
Net loss for the year	(7,771,297)
Balance at December 31, 2013	$ (2,572,630)

See notes to financial statements

FIN BRANDING GROUP, LLC
STATEMENTS OF CASH FLOWS

	Years Ended December 31	
	2013	2012
Cash flows from operating activities:		
Net loss	$ (7,771,297)	$ (307,152)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:		
Amortization	300,427	18,801
Depreciation	379,533	39,011
Increase (decrease) in allowance for bad debts	397,400	(122,400)
Increase (decrease) in allowance for inventory obsolescence	300,000	-
Interest and fees added to line of credit balance	439,029	-
Interest accrued on related party loans	1,122,589	373,187
Noncash inventory and vendor advance transactions	833,354	14,262,800
(Increase) decrease in:		
Accounts receivable	(96,903)	(1,623,003)
Inventory	(16,982,750)	(7,389,073)
Prepaid expenses	277,481	(136,068)
Vendor advances	3,510,511	(2,885,355)
Increase (decrease) in:		
Accounts payable	197,813	179,063
Accounts payable - related parties	(2,856,644)	116,005
Accrued expenses	251,795	500,164
Net cash provided by (used in) operating activities	(19,697,662)	3,025,980
Cash flows from investing activities:		
Capitalized costs	(14,403)	(441,352)
Purchase of property and equipment	(2,258,876)	(392,442)
Net cash used in investing activities	(2,273,279)	(833,794)
Cash flows from financing activities:		
Draws on line of credit	56,608,925	-
Repayments on line of credit	(43,678,055)	-
Proceeds from notes payable - related parties	5,787,150	9,288,839
Repayment of notes payable - related parties	(1,700,000)	(6,821,706)
Net cash provided by financing activities	17,018,020	2,467,133
Increase (decrease) in cash	(4,952,921)	4,659,319
Cash - beginning of period	4,981,464	322,145
Cash - end of period	$ 28,543	$ 4,981,464

See notes to financial statements

	Years Ended December 31	
	2013	2012
Supplemental cash flow disclosures:		
Interest paid	$ 806,077	$ 124,343
Noncash investing and financing activities:		
Accounts payable - related parties used to finance acquisition of inventory	$ 833,354	$ 1,465,614
Accounts payable - related parties used to finance capitalized costs	-	650,000
Notes payable - related parties used to finance vendor advances and acquisition of inventory	-	12,797,186
Accounts payable - related parties increased by interest accrued on notes payable - related parties	1,122,589	373,187
Insurance premiums financed	956,677	-
	$ 2,912,620	$ 15,285,987

FIN BRANDING GROUP, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

Note 1 - Summary of significant accounting policies

Organization

Fin Branding Group, LLC, (Fin) is an Illinois limited liability company organized June 10, 2011 as Finiti Branding Group, LLC, and continuing until dissolved by consent of all members, for the purpose of manufacture, import, export, distribution and sale of electronic cigarettes and other products as determined by management. The Company is a 70% owned subsidiary of FGM, LLC (FGM). The remaining 30% is owned by members unrelated to FGM.

During 2012, Fin changed its legal name from Finiti Branding Group, LLC, to Fin Branding Group, LLC.

Nature of operations

The Company imports and distributes rechargeable and disposable electronic cigarettes in tobacco and menthol flavors, as well as related refill and replacement and accessory products under the Fin and Finiti brands. Products are sold to wholesale distributors and big-box retailers, drug and grocery retail chains, convenience stores and specialty retailers, both directly and through distributors. Products are also sold directly to consumers through the Company's e-retail website.

Reclassifications

Certain amounts in 2012 have been reclassified to conform with the 2013 presentation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates

Accounts receivable

Management has estimated an allowance of $400,000 based on the Company's history and management's expectations for future returns, credits and uncollectible accounts.

FIN BRANDING GROUP, LLC
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2013 AND 2012

Inventory

Finished goods inventory was written down by approximately $1,159,000 during 2013 based on management's estimate of the minimum amount that would be obtainable in a bulk sale of older inventory items. Management has estimated an allowance of $300,000 for additional potential inventory losses.

Actual uncollectible receivables and inventory losses could differ from these estimates, and the differences could be material.

Significant concentrations of credit risk

The Company supplies products and services and extends credit where permitted by law to customers primarily in the United States of America. The majority of sales are to large retail chains and distributors servicing convenience stores. Sales to the Company's largest customer accounted for 33% of 2013 sales and 61% of 2012 sales and sales to the five largest customers accounted for 82% of 2013 sales and 87% of 2012 sales. Receivables from these customers account for 68% of accounts receivable at December 31, 2013 and 93% of accounts receivable at December 31, 2012.

Substantially all of the Company's products are manufactured by two firms located in China. Material amounts of inventory are located in China or in transit from China at December 31, 2013 and 2012. Insurance coverage of inventory in transit has been obtained from a commercial insurance carrier.

The Company maintains cash balances at national financial institutions with branches located in Alabama (and Illinois in 2012 and through June 2013). The accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 per bank starting January 1, 2013 and up to $250,000 per bank for savings and money market accounts with no limits for non-interest-bearing transaction accounts through December 31, 2012. At December 31, 2013 and 2012, and during the years then ended, the Company had no cash balances that were not covered by FDIC insurance.

Inventory

Inventory is stated at the lower of cost or market with cost being determined by specific identification using cost layers. Freight-in and duty costs are included in inventory cost. Freight-out costs are charged to cost of sales when incurred.

Property and depreciation

Property and equipment are recorded at cost and expenditures for improvements are capitalized. Normal repairs and maintenance charges are expensed as incurred. Depreciation is provided by the straight-line method over the estimated useful lives of the respective assets as follows:

Exhibits and display fixtures	3 - 5 years
Packaging and design	5 years
Furniture and fixtures	5 years

Advertising

The Company employs a comprehensive marketing campaign targeted at end-user consumers. In-store marketing consists of product giveaways and point of purchase marketing. Out-of-store marketing consists of media advertising, event marketing, social media and trade shows. Advertising costs are expensed when incurred. Costs of marketing equipment and long-lived promotional materials such as trade show booths, retail display units and story boards are capitalized and depreciated over the expected useful life of the assets. Point of purchase marketing items are added to inventory when purchased and charged to cost of sales as the items are shipped to customers. Advertising costs of $4,389,682 and 247,610, respectively, and other marketing costs of $7,239,972 and $1,027,967, respectively, are included in 2013 and 2012 operating expenses.

Presentation of certain taxes

The Company collects various taxes from customers and remits these amounts to applicable taxing authorities. The Company's accounting policy is to exclude these taxes from revenue and cost of sales.

Income taxes

The Company files federal and state income tax returns and is taxed as a partnership under the Internal Revenue Code and similar state statutes. In lieu of income taxes, the members of the limited liability company are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes related to the Company is included in these financial statements. As a result, the Company has no tax positions resulting in unrecognized tax benefits that are subject to significant increase or decrease.

The Company files income tax returns in the U.S. federal jurisdiction, and numerous states. There are currently no years for which the Company is no longer subject to U.S. federal or state income tax examinations by tax authorities.

Note 2 - Accounts receivable

Trade accounts receivable are stated net of an allowance for doubtful accounts of $400,000 in 2013 and $2,600 in 2012. The Company estimates the allowance based on its historical experience of the customer collections. Accounts that are determined by management to be uncollectible are charged off against the allowance at the time that determination is made. All of the net trade receivables are pledged as collateral on long-term debt.

Note 3 - Inventory

At December 31, inventory consists of the following:

	2013	2012
Finished goods and POS materials	$ 26,579,181	$ 6,739,931
In-transit	-	2,834,334
Inventory in China	250,069	233,833
Raw materials	109,633	148,035
	26,938,883	9,956,133
Less allowance	(300,000)	-
Total	$ 26,638,883	$ 9,956,133

Inventory in-transit is made up of product in the possession of a common carrier or non-vessel operating common carrier (NVOCC), for which ownership and title has passed from the vendor to the Company. Inventory in China consists of component parts held for use in the manufacture of new products. Raw materials consist of nicotine held in China for use in manufacturing certain products.

Note 4 - Vendor advances

Vendor advances are made up of deposits of approximately 20% of purchase orders for inventory manufactured in China, required to be paid prior to manufacture starting. These amounts are remitted to Chinese manufacturers through a related company as discussed in Note 5. Vendor advances are applied to inventory purchases when products are shipped.

Note 5 - Related party transactions

As discussed in Note 1 to the financial statements, the Company is a 70% owned subsidiary of FGM, LLC (FGM). Gulf Distributing Holdings, LLC owns an equity interest in FGM. Various other entities are affiliated with Fin through common control with FGM and minority members.

FIN BRANDING GROUP, LLC
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2013 AND 2012

Transactions with FGM, Gulf Distributing Holdings, LLC and its subsidiaries and related entities (Gulf), and other related parties are discussed below.

Accounts payable

Accounts payable – related parties at December 31, consist of the following:

	2013	2012
FGM and its affiliates	$ 802,891	$ 748,669
Gulf	370,954	759,777
Minority members and their affiliates	926,688	1,492,788
Total	$ 2,100,533	$ 3,001,234

Notes payable

Notes payable – related parties consist of the following at December 31:

	2013	2012
Revolving credit agreement with Gulf, maturing in April 2015, interest calculated daily at LIBOR plus 13%, interest at 6% payable monthly and remaining interest payable at maturity. Repayment of principal is limited by debt subordination and intercreditor agreement with Wells Fargo Bank (Wells Fargo) as discussed in Note 8. Balance due was paid to Holdings by FGM on April 1, 2013 and all right, title and interest in the loan was assigned by Holdings to FGM.	$ 5,000,000	$ 4,912,850
Subordinated demand notes payable to FGM, interest accrued at 6% payable on demand. Payment of principal and accrued interest is restricted by subordination agreement with Wells Fargo as discussed below and in Note 8.	10,221,427	6,521,426

FIN BRANDING GROUP, LLC
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2013 AND 2012

	2013	2012
Subordinated demand notes payable to minority members, interest accrued at 6% payable on demand. Payment of principal and accrued interest is restricted by subordination agreement with Wells Fargo as discussed below and in Note 8.	4,130,041	3,830,043
	$ 19,351,468	$ 15,264,319

Under the terms of a subordination agreement with Wells Fargo, FGM and the minority members have waived the right to demand payment of principal on subordinated demand notes until all indebtedness under the credit agreement with Wells Fargo has been repaid and Wells Fargo has released its lien in the collateral. Therefore, subordinated notes payable to members have been classified as long-term liabilities.

Transactions with related entities

Loan costs at December 31, 2012 include $650,000 payable to an affiliate of FGM, for services performed in connection with obtaining the Wells Fargo Bank credit agreement.

Product sales are made to Gulf. Receivables from Gulf are $(91,771) and $25,902 at December 31, 2013 and 2012, respectively, and are included in accounts receivable.

The Company's supplier oversight and quality control is outsourced to an affiliated firm in China controlled by one of the Company's minority members. Substantially all payments for inventory purchases are made through this affiliated firm, which receives a fee of 8% of the manufacturing costs of products manufactured in China. This fee is included in costs of inventory purchases. Total amounts paid to the affiliated firm for inventory purchases and deposits amounted to $32,557,089 in 2013 and $15,621,365 in 2012.

The Company's accounting and administrative functions are performed by Gulf for a monthly service fee. Monthly consulting fees and office rent are paid to a company affiliated with minority members. Executive and office salaries paid by Gulf and affiliates of minority members attributable to Fin are charged back to the Company. Other expenses are paid on behalf of the Company by Gulf and minority members and affiliated companies. Commissions are paid to Gulf under a commission agreement. Interest is computed on notes payable to FGM, Gulf, and minority members as discussed above. Amounts attributable to these transactions included in the statements of operations are detailed in the following schedule:

FIN BRANDING GROUP, LLC
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2013 AND 2012

	2013			
	FGM and its Affiliates	Gulf	Minority Members and their Affiliates	Total
Revenues				
Net sales	$ -	$ 197,787	$ -	$ 197,787
Total revenue from related parties	$ -	$ 197,787	$ -	$ 197,787
Expenses				
Expense reimbursements and promotional products	$ -	$ 451,598	$ 29,851	$ 481,449
Commissions	-	501,748	208,424	710,172
Monthly service and consulting fees	-	488,548	104,579	593,127
Salary chargebacks	-	693,235	13,934	707,169
Interest	884,346	370,507	238,125	1,492,978
Total expenses charged by related parties	$ 884,346	$2,505,636	$ 594,913	$3,984,895

	2012			
	FGM and its Affiliates	Gulf	Minority Members and their Affiliates	Total
Revenues				
Net sales	$ -	$ 511,930	$ -	$ 511,930
Total revenue from related parties	$ -	$ 511,930	$ -	$ 511,930
Expenses				
Expense reimbursements and promotional products	$ -	$ 451,598	$ 66,912	$ 518,510
Commissions	35,372	19,544	-	54,916
Monthly service fees	-	305,250	-	305,250
Salary chargebacks	-	565,198	354,697	919,895
Interest	63,297	406,114	27,174	496,585
Total expenses charged by related parties	$ 98,669	$1,747,704	$ 448,783	$2,295,156

Note 6 - Business combinations

Fin was formed on June 10, 2011 by means of capital contributions from two members:

1. S2 Partners, Inc. received a 50% capital interest in Fin in exchange for Fin acquiring the assets and assuming the liabilities of S2 Partners, Inc.
2. FGM received a 50% capital interest in Fin in exchange for a cash contribution of $2,000,000.

The formation of Fin was expected to more effectively utilize the assets and expertise of both members in the production, importing, exporting, sale, and distribution of Fin and Finiti electronic cigarettes. The goodwill of $1,361,714 arising from the business combination consists primarily of contractual rights, trade secrets and proprietary information, and was calculated as follows:

Estimated fair value of capital interest received	$ 2,000,000
Fair value of assets and liabilities at acquisition date	
Cash	224,951
Accounts receivable	58,880
Inventories	299,286
Prepaids and other assets	196,904
Fixed assets	7,826
Payables	(149,561)
Total identifiable net assets	638,286
Goodwill	$ 1,361,714

Goodwill is calculated as the excess of the purchase price paid over the net assets recognized. The goodwill recorded as part of the S2 acquisition primarily reflects the value of start-up activities conducted and contracts and agreements entered into by S2, as well as any intangible assets that do not qualify for separate recognition. Goodwill is not amortizable nor deductible for tax purposes.

During 2011, FGM acquired a controlling interest in the Company through additional capital contributions. According to the terms of the Company's operating agreement, the change in ownership was recorded by adjusting capital accounts so that FGM's and minority members' capital accounts equaled their proportionate shares of the Company's net fair value. During 2012, FGM acquired additional capital interests as incentive for Gulf entering a revolving credit agreement with the Company and subordinating its collateral rights under the revolving credit agreement to Wells Fargo Bank as described in Note 5. During 2013, FGM acquired additional capital interests and incentive for additional loans made to the Company.

Note 7 - Intangible assets

Goodwill

As described above, in conjunction with the acquisition of the net assets of S2 Partners, Inc., the Company has recorded goodwill as an asset (included on the accompanying balance sheets). In accordance with U.S. generally accepted accounting principles, the Company does not amortize its goodwill. Instead, the goodwill asset will be tested periodically and written down (if necessary) to its current value. Goodwill is tested for impairment on an ongoing basis, generally at least quarterly.

Deferred charges

As discussed in Note 11, the Company is involved in a patent infringement lawsuit and various trademark disputes. In accordance with accounting principles generally accepted in the United States of America (US GAAP), the costs of defending patents and trademarks are being deferred until such time as the disputes are resolved.

Loan costs

Costs associated with acquiring new debt are capitalized and amortized over a period of time corresponding with the term of the related loan. Net loan costs reported on the balance sheet at December 31, consist of the following:

	2013	2012
Loan costs, at cost	$ 901,281	$ 902,594
Accumulated amortization	(319,228)	(18,801)
Net loan costs	$ 582,053	$ 883,793

Note 8 - Notes payable

Effective December 31, 2012, the Company entered into a credit agreement with Wells Fargo Bank (Lender) which provides for a revolving credit and/or letters of credit commitment in the maximum combined amount of $20 million. Amount of credit to be provided is additionally limited to specified percentages of eligible receivables and eligible finished goods and in-transit inventory. The commitment terminates on December 31, 2015. Virtually all of the Company's assets are pledged as collateral, including rights to any profits resulting from the sale of the Company's distribution agreements or other intangible assets. All collections of accounts receivable are required to be applied to reduce any revolving credit balance outstanding. The agreement provides for variable interest rates. The interest rate is the Daily Three Month LIBOR

plus a margin of 3%, the margin will be reduced to 2.5% in 2014 providing the Company meets specified requirements for EBITDA for the year ending December 31, 2013. At December 31, 2013 and 2012, interest rates are 3.25% and 3.306%.

The balance due on the loan was $13,369,899 and $0 at December 31, 2013 and 2012.

The credit agreement was amended during 2013 to increase the amount of inventory includable in the borrowing base. The agreement was amended subsequent to year end to modify debt covenants, extend inventory increase through July 2014 and modify other collateral requirements, and to allow for the merger with Victory as discussed in Note 13.

The Company is obligated to Lender to comply with a number of debt covenants. Among these covenants is a restriction on the amount of distributions that the Company is allowed to make. Also, covenants require the Company to provide specified reports on collateral and meet certain monthly financial balances and ratios. The Company did not meet one of these ratios for the months of September, October, November and December 2013 and January 2014. Lender has waived these specified defaults.

As discussed in Note 5, notes payable to related parties are subordinated to the Wells Fargo credit agreement. Under the terms of the subordination agreement between Wells Fargo, FGM, and the minority members, no principal payments may be made on demand notes to members until all Wells Fargo indebtedness has been paid. Interest payments may be made provided the Company meets specified financial balance requirements. Under the terms of the subordination and intercreditor agreement between Wells Fargo and Gulf, interest payments may be made according to the terms of the revolving credit agreement with Gulf provided the Company meets specified financial balance requirements. Principal payments on the revolving credit balance may be made starting July 1, 2013, up to specified limits, providing the Company meets specified financial balance and ratio requirements.

Maturities of notes payable are as follows:

	Related Parties	Wells Fargo	Total
Year ending December 31:			
2014	$ -	$ -	$ -
2015	19,351,468	13,369,899	32,721,367
	$ 19,351,468	$ 13,369,899	$ 32,721,367

The Wells Fargo credit agreement includes a subjective acceleration clause and a lockbox arrangement. Therefore, in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) 470-10-45-5, the balance has been classified as a current liability.

Note 9 - Retirement plan

On November 15, 2012, the Company started a 401(k) plan (Plan) with discretionary company matching contributions and automatic enrollment. Discretionary profit sharing contributions may also be made by the Company. The Plan covers all employees age 18 and over with one year of service. Employees who were employed on the Plan's effective date are not required to meet service requirements to participate. During 2013 and 2012, the Company matched 30% of an employee's contribution to the plan up to 6% of the employee's gross wages.

Note 10 - Barter transaction

During 2013, the Company entered into a barter transaction, exchanging finished goods inventory with a net book value of $1,231,516 for barter credits redeemable for a percentage of future purchases of media advertising (redeemable for 100% of cost of media usage during the fourth quarter of 2013). The barter transaction was recorded as a sale at the agreed upon fair value of the inventory, which was $2,850,000. All of the barter credits were used during 2013, and $2,850,000 is included in advertising expense reported as other operating expenses for 2013.

Note 11 - Contingencies

Legal matters

The Company has been named as a defendant in a lawsuit filed by Ruyan Investments Holdings, Ltd. in the U.S. District Court for the Central District of California. The suit asserts patent infringement and seeks monetary damages and injunctive relief. The Company filed a request for reexamination by the U.S. Patent and Trademark Office, seeking to invalidate claims of the patent involved, and a motion to stay the litigation pending the outcome of the reexamination. The request for inter parties reexamination of the patent was granted during 2012, and the reexamination is pending. The motion to stay the litigation was granted in February 2013, and no further activity on the litigation is expected to take place until the reexamination is complete. Ruyan's parent company was purchased by Imperial Tobacco Group in 2013 and, subsequent to the balance sheet date, a subsidiary of Imperial Tobacca Group, Fontem Ventures, B.V., filed an additional patent infringement suit against Fin and other e-cigarette companies, citing newly issued patents acquired as part of this purchase. Management and outside legal counsel are unable to evaluate the likelihood of a favorable or unfavorable outcome or estimate the range of potential loss. In the event of an unfavorable outcome, it is likely that the loss would be material.

From time to time, the Company may be involved in litigation and regulatory investigations arising in the ordinary course of business. While the ultimate outcome of any such matters is not presently determinable, it is the opinion of management that the resolution of any claims resulting from such matters will not have a material adverse effect on the financial position or results of operations of the Company.

Regulations

A 2013 U.S. Court of Appeals decision determined that, although electronic cigarettes may not be regulated as drug/device products, they can be regulated by the Food and Drug Administration (FDA) as "tobacco products" under the Family Smoking Prevention and Tobacco Control Act of 2009 (the Act). In Fall of 2013, the FDA issued a proposed rule (currently under review by the OMB) extending its regulatory authority over tobacco products under the Act to additional products including electronic cigarettes. Such regulation could include subjecting electronic cigarettes to various general controls and requiring a premarket review of any product not marketed as of February 15, 2007 and unmodified since then. The Company's management and in-house corporate attorney have presented to FDA, consulted with industry groups and various experts and past FDA officials, and do not think it likely that FDA final regulations, when and if issued, will require that e-cigarettes be taken off of the market immediately. However, in the event that final FDA regulations subject e-cigarette products to the new tobacco product requirements as they currently exist, such requirements may have a material adverse effect on the Company's operations.

Note 12 - Commitments

Marketing and service agreements

The Company has an agreement for sales and marketing services for various trade channels provided by an unrelated company. The agreement provides for payment of commissions of 5% of monthly sales to customers in the specified channels through February 2014 and business development fees of $10,000 per month through February 2013. The commission agreement automatically renews for successive one year periods unless written notice of intention not to renew is given prior to the end of the period in effect.

The Company has a commitment to an unrelated entity to make specified payments upon distribution reaching specified numbers of stores. Rebate agreements with this entity and other unrelated entities provide for rebates of various percentages of sales for periods from one to two years, with provision for renewal.

As discussed in Note 5, the Company has service agreements with Gulf and with a company affiliated with a minority member. These agreements continue until terminated by the related parties. Under the terms of the agreements, Gulf is entitled to a fee of 6% of the manufacturing costs of products sold by the Company through distribution relationships established by Gulf and the affiliated company is entitled to a fee of 8% of the manufacturing costs of products manufactured in China. A January 1, 2013 agreement with a company affiliated with minority members calls for monthly payments of $12,500 for consulting and $1,250 for office rent for three years, automatically renewable for successive three year terms unless terminated, termination subject to approval from the minority member.

The Company is a member of an industry association which has entered into a consulting and services agreement with an unrelated party calling for monthly fees of $10,000 over a two year term, cancellable by either party with sixty days notice, renewable for successive twelve month terms. The Company is paying the fees under this agreement.

Other sales and services agreements exist with various related and unrelated entities. The terms of these agreements generally specify that they may be terminated by either party with required notice of 3 months or less.

Note 13 - Subsequent events

Management's evaluation of subsequent events

Management has evaluated subsequent events through March 19, 2014, the date which the financial statements were available to be issued.

Merger

On February 28, 2014, the Company was merged into Victory Electronic Cigarette Corp, Inc. (Victory) (a publicly traded corporation). The merger resulted in the Company becoming a wholly owned subsidiary of Victory. The Revolver and member debt were eliminated as of February 28, 2014, as part of this transaction. Additionally, as part of this transaction, various contracts with related parties were terminated and the covenants with a bank were restructured.